Exhibit 4.7

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF MERGER OF

PV Delphi, LLC and Penn Virginia Oil & Gas Corporation

The undersigned, on behalf of the corporation and eligible entity set forth below, pursuant to Title 13.1, Chapter 9, Article 12 of the Code of Virginia, state as follows:

1.	The entities to the merger are as follows:

Penn Virginia Oil & Gas Corporation, a Virginia corporation and the surviving company PV Delphi, LLC, a Delaware limited liability company

2.	The Agreement and Plan of Merger is attached.

3.	The board of directors of Penn Virginia Oil & Gas Corporation unanimously approved the Agreement and Plan of Merger on October 18, 2007. Shareholder approval was not required because it is the surviving corporation pursuant to § 13.1-718F of the Code of Virginia.

4.	PV Delphi, LLC certifies that its participation in the merger was duly authorized as required by the law of the State of Delaware.

5.	Membership interests in PV Delphi, LLC are disappearing and the shares of Penn Virginia Oil & Gas Corporation are not changing.

Executed in the name of the corporation by:

PENN VIRGINIA OIL & GAS CORPORATION

By:		Date: October 19, 2007
Nancy M. Snyder
Title:	Vice President and Assistant Secretary

0378541-7		610-687-8900

PV DELPHI, LLC
By: Penn Virginia Oil & Gas Corporation, its manager

By:		Date: October 19, 2007
Nancy M. Snyder
Title:	Vice President and Assistant Secretary

610-687-8900

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2007 (the “Merger Agreement”), by and among PV DELPHI, LLC, a Delaware limited liability company (the “Merging Entity”), and PENN VIRGINIA OIL & GAS CORPORATION, A Virginia corporation (the “Surviving Entity”).

W I T N E S S E T H:

WHEREAS the manager and sole member of the Merging Entity and the board of directors of the Surviving Entity have determined it to be advisable and in the best interests of the Merging Entity and the Surviving Entity to merge the Merging Entity with and into the Surviving Entity pursuant to the provisions of the Virginia Stock Corporation Act (“VSCA”) and the Delaware Limited Liability Company Act (“DLLC”) upon the terms and conditions hereinafter set forth (the “Merger”);

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by the Merging Entity and the Surviving Entity, this Merger Agreement and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein, are hereby determined and agreed upon as hereinafter set forth in this Merger Agreement.

ARTICLE 1

MERGER & SURVIVING

1.1 The Merger. Upon the terms and subject to the conditions of this Merger Agreement, at the Effective Time (as defined below) the Merging Entity shall be merged with and into the Surviving Entity and the separate existence of the Merging Entity shall thereupon cease. The Surviving Entity shall be the surviving company in the Merger.

1.2 Effective Time of the Merger. As soon as practicable on or following the date of this Agreement, the Surviving Entity will cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware in accordance with Section 18-209 of the DLLC and Articles of Merger will be filed with the Secretary of State of the Commonwealth of Virginia in accordance with Section 13.1-720 of the VSCA. The Merger will become effective upon the filing of such Certificate and Articles of Merger (the “Effective Time”).

1.3 Assumption of Liabilities of Merging Entity. The Surviving Entity hereby assumes all the liabilities of the Merging Entity.

1.4 Governing Documents. The governing documents of the Surviving Entity will be the governing documents of the Surviving Entity from and after the Effective Time until amended in accordance with their terms and the VSCA.

ARTICLE 2

GENERAL

2.1 Entire Agreement. This Merger Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

2.2 Governing Law. This Merger Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the principles of conflict of laws thereof.

2.3 Filings. In the event that this Merger Agreement shall have been fully approved and adopted on behalf of the Merging Entity and the Surviving Entity, the said companies agree that they will cause to be executed and filed or recorded any document or documents prescribed by the laws of the State of Delaware and Commonwealth of Virginia, and that they will cause to be performed all necessary acts within the State of Delaware and Commonwealth of Virginia and elsewhere to effectuate the Merger.

IN WITNESS WHEREOF, this Merger Agreement is hereby executed upon behalf of each of the parties hereto as of the date first written above.

PV DELPHI, LLC, a Delaware limited liability company
By: Penn Virginia Oil & Gas Corporation, its manager

By:
Name:	Nancy M. Snyder
Title:	Vice President and Assistant Secretary

PENN VIRGINIA OIL & GAS CORPORATION, a Virginia corporation

By:
Name:	Nancy M. Snyder
Title:	Vice President and Assistant Secretary

2

0378541 - 7

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, OCTOBER 22, 2007

The State Corporation Commission finds the accompanying articles submitted on behalf of

PENN VIRGINIA OIL & GAS CORPORATION

comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective October 22. 2007. Each of the following:

PV DELPHI, LLC (A DE LLC NOT REGISTERED IN VA)

is merged into PENN VIRGINIA OIL & GAS CORPORATION, which continues to exist under the laws of VIRGINIA with the name PENN VIRGINIA OIL & GAS CORPORATION, and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION

By
Commissioner

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

ARTICLES OF MERGER OF

PV Mill Creek, LLC and Penn Virginia Oil & Gas Corporation

The undersigned, on behalf of the corporation and eligible entity set forth below, pursuant to Title 13.1, Chapter 9, Article 12 of the Code of Virginia, state as follows:

1.	The entities to the merger are as follows:

Penn Virginia Oil & Gas Corporation, a Virginia corporation and the surviving company PV Mill Creek, LLC, a Delaware limited liability company

2.	The Agreement and Plan of Merger is attached.

3.	The board of directors of Penn Virginia Oil & Gas Corporation unanimously approved the Agreement and Plan of Merger on October 18, 2007. Shareholder approval was not required because it is the surviving corporation pursuant to § 13.1-718F of the Code of Virginia.

4.	PV Mill Creek, LLC certifies that its participation in the merger was duly authorized as required by the law of the State of Delaware.

5.	Membership interests in PV Mill Creek, LLC are disappearing and the shares of Penn Virginia Oil & Gas Corporation are not changing.

Executed in the name of the corporation by:

PENN VIRGINIA OIL & GAS CORPORATION

By:		Date: October 19, 2007
Nancy M. Snyder
Title:	Vice President and Assistant Secretary

0378541-7		610-687-8900

PV MILL CREEK, LLC
By: Penn Virginia Oil & Gas Corporation, its manager

By:		Date: October 19, 2007
Nancy M. Snyder
Title:	Vice President and Assistant Secretary

610-687-8900

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of October 18, 2007 (the “Merger Agreement”), by and among PV MILL CREEK, LLC, a Delaware limited liability company (the “Merging Entity”), and PENN VIRGINIA OIL & GAS CORPORATION, a Virginia corporation (the “Surviving Entity”).

W I T N E S S E T H:

WHEREAS the manager and sole member of the Merging Entity and the board of directors of the Surviving Entity have determined it to be advisable and in the best interests of the Merging Entity and the Surviving Entity to merge the Merging Entity with and into the Surviving Entity pursuant to the provisions of the Virginia Stock Corporation Act (“VSCA”) and the Delaware Limited Liability Company Act (“DLLC”) upon the terms and conditions hereinafter set forth (the “Merger”);

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by the Merging Entity and the Surviving Entity, this Merger Agreement and the terms and conditions hereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth herein, are hereby determined and agreed upon as hereinafter set forth in this Merger Agreement.

ARTICLE 1

MERGER & SURVIVING

1.1 The Merger. Upon the terms and subject to the conditions of this Merger Agreement, at the Effective Time (as defined below) the Merging Entity shall be merged with and into the Surviving Entity and the separate existence of the Merging Entity shall thereupon cease. The Surviving Entity shall be the surviving company in the Merger.

1.2 Effective Time of the Merger. As soon as practicable on or following the date of this Agreement, the Surviving Entity will cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware in accordance with Section 18-209 of the DLLC and Articles of Merger will be filed with the Secretary of State of the Commonwealth of Virginia in accordance with Section 13.1-720 of the VSCA The Merger will become effective upon the filing of such Certificate and Articles of Merger (the “Effective Time”).

1.3 Assumption of Liabilities of Merging Entity. The Surviving Entity hereby assumes all the liabilities of the Merging Entity.

1.4 Governing Documents. The governing documents of the Surviving Entity will be the governing documents of the Surviving Entity from and after the Effective Time until amended in accordance with their terms and the VSCA.

ARTICLE 2

GENERAL

2.1 Entire Agreement. This Merger Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

2.2 Governing Law. This Merger Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the principles of conflict of laws thereof.

2.3 Filings. In the event that this Merger Agreement shall have been fully approved and adopted on behalf of the Merging Entity and the Surviving Entity, the said companies agree that they will cause to be executed and filed or recorded any document or documents prescribed by the laws of the State of Delaware and Commonwealth of Virginia, and that they will cause to be performed all necessary acts within the State of Delaware and Commonwealth of Virginia and elsewhere to effectuate the Merger.

IN WITNESS WHEREOF, this Merger Agreement is hereby executed upon behalf of each of the parties hereto as of the date first written above.

PV MILL CREEK, LLC, a Delaware limited liability company
By: Penn Virginia Oil & Gas Corporation, its manager

By:
Name:	Nancy M. Snyder
Title:	Vice President and Assistant Secretary

PENN VIRGINIA OIL & GAS CORPORATION, a Virginia corporation

By:
Name:	Nancy M. Snyder
Title:	Vice President and Assistant Secretary

2

0378541 - 7

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, OCTOBER 22, 2007

The State Corporation Commission finds the accompanying articles submitted on behalf of

PENN VIRGINIA OIL & GAS CORPORATION

comply with the requirements of law and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF MERGER

be issued and admitted to record with the articles of merger in the Office of the Clerk of the Commission, effective October 22, 2007 Each of the following:

PV MILL CREEK, LLC (A DE LLC NOT REGISTERED IN VA)

is merged into PENN VIRGINIA OIL & GAS CORPORATION, which continues to exist under the laws of VIRGINIA with the name PENN VIRGINIA OIL & GAS CORPORATION, and the separate existence of each non-surviving entity ceases.

STATE CORPORATION COMMISSION

By
Commissioner

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION

OF

PENN VIRGINIA RESOURCES MARKETING CORPORATION

(Incorporated July 18, 1991)

Penn Virginia Resources Marketing Corporation, a corporation organized and existing under the Virginia Stock Corporation Act (the “Corporation”), does hereby declare and certify as follows:

First: The name of the Corporation is Penn Virginia Resources Marketing Corporation.

Second: The amendments to the Articles of Incorporation of the Corporation are as set forth in the following resolutions:

A. RESOLVED, that, for the purpose of changing the name of the Corporation, the Articles of Incorporation of the Corporation be amended by deleting therefrom in its entirety Article I of such Articles of Incorporation, and by substituting in lieu thereof the following:

ARTICLE I

Name

The name of the Corporation is Penn Virginia Oil & Gas Corporation.

B. RESOLVED FURTHER, that the Articles of Incorporation of the Corporation be amended by adding to Article II of such Articles of Incorporation, immediately after the introductory clause thereof, which states “The purposes for which the Corporation is organized are:,” the following:

To operate and drill for, accumulate, store, sell and distribute petroleum, oil and natural gas; and to own, construct, lease and operate pipelines for conveying, transporting and drilling for oil and gas;

Third: The amendments do not provide for an exchange, reclassification, or cancellation of issued shares.

Fourth: The date of each amendment’s adoption was December 29, 1992.

Fifth: The foregoing amendments were adopted by the unanimous written consent of the sole shareholder of the Corporation.

IN WITNESS WHEREOF, these Articles of Amendment, having been duly adopted and approved by the sole shareholder of this Corporation, have been duly executed in the name and on behalf of the Corporation by the President of the Corporation, and attested by the Assistant Secretary of the Corporation, this 29th day of December, 1992.

PENN VIRGINIA RESOURCES MARKETING
CORPORATION

By:
Vincent Matthews, III
President

ATTEST:

By:
Tina A. Jones
Assistant Secretary

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

December 30, 1992

The State Corporation Commission has found the accompanying articles submitted on behalf of

PENN VIRGINIA OIL & GAS CORPORATION

(FORMERLY PENN VIRGINIA RESOURCES MARKETING CORPORATION)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective December 30, 1992.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

ARTICLES OF INCORPORATION

OF

PENN VIRGINIA RESOURCES MARKETING CORPORATION

ARTICLE I

Name

The name of the Corporation is Penn Virginia Resources Marketing Corporation.

ARTICLE II

Purposes

The purposes for which the Corporation is organized are:

To market, purchase, import, receive, lease as lessee or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise encumber, sell, assign, lease as lessor, distribute, export or otherwise dispose of and generally deal with and in as principal, agent, broker, investor or otherwise, oil, natural gas and other hydrocarbons, and goods, wares, merchandise and personal property, tangible and intangible, of all kinds and descriptions;

To establish, maintain and conduct any marketing or sales business in all its aspects for the purpose of selling, purchasing and otherwise dealing with oil, natural gas and other hydrocarbons, and personal services, inventions, trade marks, trade names, patents, privileges, processes, improvements, copyrights, contract rights and personal property, tangible and intangible, of all kinds and descriptions;

To serve as agent, broker, manager, consultant, representative or advisor for other persons, associations, corporations, partnerships and firms;

To enter into partnerships or into any arrangement for sharing of profits, union of interests, cooperation, joint venture, reciprocal concerns or otherwise with any person, firm or corporation engaged in or about to carry on or engage in any business or transaction which the Corporation is authorized to carry on or engage in;

To carry out the purposes above set forth in any state, territory, district or possession of the United States, or in any foreign country to the extent that such purposes are not forbidden by the law of such state, territory, district or possession of the United States or by such foreign country; and

To transact any and all lawful business not required to be specifically stated in these articles.

ARTICLE III

Stock

The total number of shares of stock which the Corporation shall have authority to issue is 5, 000, all of which shall be designated Common Stock, without par value.

ARTICLE IV

Initial Directors

The initial directors of the Corporation shall be John A.H. Shober, Vincent Matthews, III, Robert J. Jaeger and John Corn. The address of Mr. Corn is the same as that of the Corporation’s registered office.

ARTICLE V

Registered Office and Registered Agent

The address of the initial registered office of the Corporation and the county or city in which it is located are U.S. Highway 58, 421 West, P.O. Box 386, Duffield, Virginia 24244, in the County of Scott, Virginia. The name of the Corporation’s initial registered agent is John Corn, who is a resident of Virginia and an initial director of the Corporation and whose business office is the same as the registered office of the Corporation.

ARTICLE VI

Duration

The Corporation shall have a perpetual duration.

ARTICLE VII

Corporate Powers

The Corporation shall have all the powers given it by law.

THE UNDERSIGNED natural person of at least 18 years of age, as incorporator, for the purpose of forming a stock corporation under the provisions of the Virginia Stock Corporation Act, Chapter 9 of Title 13.1 of the Code of

Virginia, hereby makes this certificate and declares and certifies that this is my act and deed and accordingly hereunto set my hand this 16th day of July, 1991.

Patrick J. Keeley
Incorporator

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

July 18, 1991

The State Corporation Commission has found the accompanying articles submitted on behalf of

PENN VIRGINIA RESOURCES MARKETING CORPORATION

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective July 18, 1991.

The corporation is granted the authority conferred on it by law in accordance with the articles. subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner